[Employee Article - SO Today]
Title: It’s time to vote your proxy
Sub-title: Employees who own Southern Company common stock are encouraged to vote
Published April 24, 2019
Four items are up for vote at Southern Company's 2019 annual meeting of stockholders. Employees who own Southern Company common stock are encouraged to make their voices heard by voting their shares.
The Southern Company proxy statement was made available to stockholders earlier this month, along with instructions for voting. Online voting is accepted until 11:59 p.m. ET on May 21. The annual meeting is at 10:00 a.m. ET on May 22 at Callaway Gardens in Pine Mountain, Georgia. A webcast of the meeting will be available at www.investor.southerncompany.com, starting at 10:00 a.m. ET the day of the annual meeting. A replay will be available following the meeting if you are unable to watch the webcast live.
Below is a summary of the items up for vote, along with the Board of Directors' voting recommendation.

Item	Description	Board Recommendation
Item #1 Election of Directors	Re-elect 15 currently-serving Directors	FOR each Director nominee
Item #2 Say on Pay	Advisory vote to approve executive officer compensation	FOR
Item #3 Ratify Appointment of Auditors	Ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for 2019	FOR
Item #4 Reduce Supermajority Vote Requirement	Approve an amendment to the Certificate of Incorporation to reduce the supermajority vote requirement to a majority vote	FOR

For more information please visit the annual meeting website at www.southerncompanyannualmeeting.com. You can review and download copies of the proxy statement and annual report on the website and find a link to vote your proxy.

[Employee Email]

Many of our employees own Southern Company stock through a retirement plan, the Southern Investment Plan, or through a bank or broker. As a stockholder, you have the opportunity to have a say on the direction of our company by voting your shares at the 2019 annual meeting of stockholders on May 22. It is important that you vote all of your shares.
There are four items up for vote at the annual meeting, and I encourage you to make your voice heard by voting your shares. You may vote by internet or telephone until 11:59 p.m. ET on May 21. However, I encourage you to vote promptly.
If you are a stockholder, you should have received your proxy materials earlier this month, along with instructions for how to vote your shares. The proxy statement contains information about the Company, the upcoming annual meeting, and all of the items that are up for a vote. Depending on how you hold your shares (401(k) plan, bank, broker, etc.), you might have received an electronic communication regarding delivery of your proxy materials, a notice of internet availability of proxy materials, or a full package of proxy materials in the mail. If you hold Southern Company stock in multiple forms, you may have received voting instructions in any combination of the methods mentioned above.
Below is a summary of the items up for vote, along with the Board of Directors’ voting recommendation.

Item	Description	Board Recommendation
Item #1 Election of Directors	Re-elect 15 currently-serving directors	FOR each director nominee
Item #2 Say on Pay	Advisory vote to approve executive officer compensation	FOR

Item #3 Ratify Appointment of Auditors	Ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for 2019	FOR
Item #4 Reduce Supermajority Vote Requirement	Approve an amendment to the Certificate of Incorporation to reduce the supermajority vote requirement to a majority vote	FOR

Please visit the annual meeting website to review and download copies of the proxy statement and annual report and find a link to vote your proxy.
If you have any questions about the proxy statement or the voting process, please contact Myra Bierria in the Office of the Corporate Secretary at 404-506-0782.
Thank you for your time considering these important company matters and voting your shares.

/s/Jim Kerr

Jim Kerr
EVP, Chief Legal Officer and Chief Compliance Officer